Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

As disclosed under the sections entitled “The Merger Proposal” and “The Merger Agreement” beginning at pages 72 and 98, respectively, of the final prospectus contained in the Registration Statement on Form S-4 and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on December 2, 2015 by Cambridge Holdco Corp. (“Holdco”), and Cambridge Capital Acquisition Corp. (“Cambridge”), respectively, Holdco entered into a merger agreement (the “Merger Agreement”), dated as of September 6, 2015, by and among Holdco, Cambridge, Ability Computer & Software Industries Ltd. (“Ability”) and Anatoly Hurgin, Ability’s Chief Executive Officer, and Alexander Aurovsky, Ability’s Chief Technology Officer, who are the two shareholders of Ability (the “Ability shareholders”). On December 23, 2015, pursuant to the Merger Agreement, (i) Cambridge merged with and into Holdco with Holdco surviving the merger and becoming the public entity (the “Merger”) and (ii) the Ability Shareholders exchanged 100% of the ordinary shares of Ability for cash and ordinary shares of Holdco (the “Share Exchange” together with the Merger, the “Transactions”).

The following unaudited pro forma condensed combined financial statements give effect to the Transactions which were consummated on December 23, 2015 pursuant to the Merger Agreement (the “Closing”) and are being provided to aid in the analysis of the financial aspects of the Transactions. The unaudited pro forma condensed combined financial statements (which we refer to as the pro forma financial statements) combine the historical consolidated financial statements of Cambridge and the historical consolidated financial statements of Ability to illustrate the effect of the reverse merger. The pro forma financial statements were based on and should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma financial statements;

●	Cambridge’s unaudited consolidated financial statements for the nine months ended September 30, 2015 and the notes relating thereto, included within the Proxy Statement/Prospectus;

●	Cambridge’s audited consolidated financial statements for the year ended December 31, 2014 and the notes relating thereto, included within the Proxy Statement/Prospectus;

●	Ability’s unaudited consolidated financial statements for the nine months ended September 30, 2015 and the notes relating thereto included within the Proxy Statement/Prospectus; and

●	Ability’s audited consolidated financial statements for the year ended December 31, 2014 and the notes relating thereto included within the Proxy Statement/Prospectus.

Cambridge is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated historical balance sheet of Cambridge as of September 30, 2015 with the unaudited condensed consolidated historical balance sheet of Ability as of September 30, 2015, giving effect to the Transactions as if they had been consummated as of September 30, 2015.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015 combines the unaudited consolidated statement of operations of Cambridge for the nine months ended September 30, 2015 with the unaudited consolidated statement of comprehensive income of Ability for the nine months ended September 30, 2015, giving effect to the Transactions as if they had occurred on January 1, 2015.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 combines the audited consolidated statement of operations of Cambridge for the year ended December 31, 2014 with the audited consolidated statement of comprehensive income of Ability for the year ended December 31, 2014, giving effect to the Transactions as if they had occurred on January 1, 2014.

The historical financial information has been adjusted to give effect to the events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.

The historical financial statements of Cambridge and Ability have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

1

The historical financial information of Cambridge was derived from the unaudited condensed consolidated financial statements for the nine months ended September 30, 2015 and the audited consolidated financial statements of Cambridge for the year ended December 31, 2014, which are included in the Proxy Statement/Prospectus. The historical financial information of Ability was derived from the unaudited condensed consolidated financial statements for the nine months ended September 30, 2015 and the audited consolidated financial statements of Ability for the year ended December 31, 2014, included in the Proxy Statement/Prospectus. This information should be read together with Cambridge’s and Ability’s financial statements and related notes, “Other Information Related to Cambridge — Cambridge’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Ability’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

Merger

On September 6, 2015, Cambridge, Holdco, Ability and certain shareholders entered into an Agreement and Plan of Reorganization (the “Merger Agreement”).

The Merger Agreement provided for (i) the merger of Cambridge with and into Holdco, with Holdco surviving and becoming a new public company and (ii) the subsequent exchange of 100% of the ordinary shares of Ability by its shareholders (the “Ability shareholders”) for ordinary shares of Holdco. Under the Merger Agreement, the Ability shareholders received their pro rata portion of: (i) 17,173,267 ordinary shares of Holdco; (ii) $18,150,000 in cash; and (iii) an additional number of ordinary shares of Holdco to be issued upon and subject to Ability achieving certain net income targets following the share exchange, as describe below. Of the shares issued, 16,693,267 ordinary shares were issued to the Ability shareholders (of which 480,000 were placed in escrow to be used as consideration for the purchase of the joint venture partner) and 480,000 shares were issued to Migdal Underwriting and Business Initiatives Ltd.

The Ability Shareholders will be entitled to receive additional payments of Holdco shares based on Ability’s achievement of specified net income targets in the fiscal years ending December 31, 2015, 2016, 2017 and 2018. The following table sets forth the net income targets and the number of Holdco shares issuable to the Ability Shareholders upon the achievement of such targets:

Year ending December 31,	Net Income Target	Number of Holdco Shares
2015	$27,000,000	3,600,000
2016	$40,000,000	1,850,000
2017	$60,000,000	2,000,000
2018	$80,000,000	1,000,000

In the event that Holdco fails to satisfy the net income target for any fiscal year but net income for such fiscal year is ninety percent (90%) or more of the net income target for such fiscal year, then Holdco shall issue to the Ability Shareholders, in the aggregate, such number of Holdco shares equal to the product obtained by (x) the number of Holdco shares that would have been issued to the Ability Shareholders had the net income target been achieved multiplied by (y) the quotient obtained by (A) the net income for such fiscal year divided by (B) the net income target for such fiscal year. For illustration, if the net Income for the 2015 fiscal year equals $24,300,000, the number of Holdco shares issuable to the Ability Shareholders for the 2015 net income target shall equal 3,240,000 Holdco shares.

In the event that Holdco fails to satisfy the 2015 net income target but satisfies the 2016 net income target, then Holdco shall issue to the Ability Shareholders, in addition to the Holdco shares required to be issued by Holdco as a result of Holdco achieving the 2016 net income target, the Holdco shares relating to the net income target. In addition, (i) if Holdco fails to satisfy the 2015 net income target but net income for such fiscal year is ninety percent (90%) or more of the 2015 net income target and net income for 2016 is a higher percentage of the 2016 net income target, then Holdco shall issue to the Ability Shareholders, in addition to the pro rata Holdco shares required to be issued for the 2016 net income target, such number of Holdco shares for 2015 based on the difference between the percentage of net income for 2016 as compared to the 2016 net income Target and the Net Income for 2015 as compared to the 2015 Net Income target, or (ii) if Holdco fails to satisfy the 2015 net income target and net income for such fiscal year is less than ninety percent (90%) of the 2015 net income target but net income for 2016 is ninety percent (90%) or more of the 2016 net income target, then Holdco shall issue to the Ability Shareholders, in addition to the pro rata of the Holdco shares relating to the 2016 net income target, such number of Holdco shares for 2015 based on the same percentage of net income for 2016 as compared to the 2016 net income target.

2

Under the Merger Agreement, each of the Ability Shareholders shall have the right, on one occasion before February 23, 2018, to put to Holdco all or part of his pro rata portion of 1,173,267 ordinary shares of Holdco he receives in the share exchange for an amount in cash equal to (1) (x) the number of shares being put multiplied by (y) $10.10 per share plus (2) his pro rata portion of interest, if any, and subject to the pre-ruling granted by the Israel Tax Authority, as generated in the put option escrow account as described below. $11,850,000 was deposited into an escrow account, referred to as the put option escrow account, by Holdco at closing of the Transactions to fund the payment of the purchase price for the put if it is exercised.

Ability declared and paid a dividend to the Ability shareholders of $11 million prior to the closing of the merger, which dividend was paid from the retained earnings of Ability.

Upon the consummation of the transactions described herein Holdco became the new public entity and changed its name to Ability Inc.

The transactions were consummated on December 23, 2015.

Accounting for the Merger

The merger is accounted for as a reverse merger in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Cambridge is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Ability comprising the ongoing operations of the combined company, Ability senior management comprising the senior management of the combined company, and that the former owners and management of Ability will have control of the board of directors after the merger. In accordance with guidance applicable to these circumstances, the merger is considered to be a capital transaction in substance. Accordingly, for accounting purposes, the merger is treated as the equivalent of Ability issuing shares for the net assets of Cambridge, accompanied by a recapitalization. The net assets of Cambridge will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger are those of Ability.

Basis of Pro Forma Presentation

The pro forma financial statements were derived from the historical consolidated financial statements of Cambridge and the historical consolidated financial statements of Ability.

The historical financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The pro forma financial statements reflect the impact of:

●	The mergers of Cambridge and Ability, resulting in Cambridge issuing 17,173,267 shares of ordinary shares (of which 1,173,267 shares are putable back to the combined company) and paying $18,150,000 in cash to the shareholders of Ability in exchange for 100% of the outstanding ordinary shares of Ability.

●	The conversion of 2,136,751 shares of Cambridge common stock for an aggregate conversion amount of $21,581,185.

●	Other adjustments described in the notes to this section.

The following matters have not been reflected in the pro forma financial statements as they do not meet the aforementioned criteria:

●	Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. The timing and effect of actions associated with integration are currently uncertain.

●	The potential use by the combined entity of the Cambridge pre-merger cash.

●	The shares which may be issued upon the achievement of the earnout targets will be recorded as earned, and no adjustment was made within these pro forma financial statements.

The transaction is being accounted for as a reverse acquisition and recapitalization of Ability, since the former owners of Ability will control the post-merger company. Ability will be deemed the acquirer and Cambridge will be deemed the acquired company for accounting purposes.

3

CAMBRIDGE HOLDCO CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2015
(dollars in thousands, except share and per share amounts)

	Cambridge Capital	Ability Computer Software	Pro Forma Adjustments				Pro Forma
	Acquisition Corp.	Industries Ltd.	Debit	Note	Credit	Note	As Adjusted
	Note 1	Note 2
ASSETS
Current assets:
Cash and cash equivalents	$48	$16,011	$81,311	3	$868	5	$23,231
			-		9,790	6
			-		30,000	7
			-		900	8
			-		11,000	10
			-		21,581	12
Restricted deposits	-	1,402	-		-		1,402
Accounts receiveable	-	7,322	-		-		7,322
Due from related party	-	703	-		-		703
Due from shareholder	-	520	-		-		520
Inventory	-	112	-		-		112
Prepaid expenses and other current assets	-	450	-		-		450
Total current assets	48	26,520	81,311		74,139		33,740

Property and equipment, net	-	690	-		-		690
Restricted cash and cash equivalents held in trust account	81,311	-	-		81,311	3	-
Restricted deposits, long-term	-	-	11,850	7	-		11,850
Other long term assets	-	260	-		-		260
Total assets	$81,359	$27,470	$93,161		$155,450		$46,540

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accrued payroll and other compensation	$-	$86	$-		$-		$86
Accounts payable and accrued expenses	868	448	868	5	-		448
Income taxes payable	-	4,078	-		-		4,078
Deferred income taxes	-	551	-		-		551
Accounts payable and accrued expenses - project related	-	7,324	-		-		7,324
Note payable, stockholder	350	-	350	5	-		-
Progress payments in excess of accumulated costs - project related	-	1,058	-		-		1,058
Total current liabilities	1,218	13,545	1,218		-		13,545

Accrued severance pay	-	155	-		-		155
Other long-term liabilities	-	260	-		-		260
Put option liability	-	-	-		11,850	7	11,850
Total long-term liabilities	-	415	-		11,850		12,265

Total liabilities	1,218	13,960	1,218		11,850		25,810

Common stock, subject to possible conversion or tender	75,141	-	75,141	4	-		-

Shareholders' equity:
Ordinary shares	-	35	35	11	3	7	3
Additional paid-in capital	6,935	-	30,003	7	75,141	4	18,252
			9,790	6	350	5
			900	8	35	11
			1,935	9	-
			21,581	12	-
Retained (deficit) earnings	(1,935)	13,475	11,000	10	1,935	9	2,475
Total shareholders' equity	5,000	13,510	75,244		77,464		20,730

Total liabilities and shareholders equity	$81,359	$27,470	$151,603		$89,314		$46,540

See footnotes to unaudited pro forma condensed combined financial statements

4

CAMBRIDGE HOLDCO CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2015
(dollars in thousands, except share and per share amounts)

	Cambridge Capital	Ability Computer Software	Pro Forma Adjustments		Pro forma As
	Acquisition Corp.	Industries Ltd.	Adjustment	Note	Adjusted
	Note A	Note B

Revenues	$-	$51,689	$-		$51,689
Cost of revenues	-	27,609	536	C	28,145
Gross Profit	-	24,080	(536)		23,544

Operating expenses:

Selling and marketing	-	2,420	-		2,420
General and administrative	1,025	1,058	329	C	2,412

Total operating expenses	1,025	3,478	329		4,832

(Loss) income from operations	(1,025)	20,602	(865)		18,712

Finance income (expense), net	12	(42)	(12)	E	(42)

Income (loss) before income taxes	(1,013)	20,560	(877)		18,670

Income tax expense	-	3,277	(290)	D	2,987

Net (loss) income	$(1,013)	$17,283	$(587)		$15,683

Weighted average shares outstanding
Basic	3,026,916		21,555,958	F	24,582,874
Diluted	3,026,916		21,555,958	F	24,582,874
Earnings per share
Basic	$(0.33)				$0.64
Diluted	$(0.33)				$0.64

See footnotes to unaudited pro forma condensed combined financial statements

5

CAMBRIDGE HOLDCO CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(dollars in thousands, except share and per share amounts)

	Cambridge Capital	Ability Computer Software	Pro Forma Adjustments		Pro forma As
	Acquisition Corp.	Industries Ltd.	Adjustment	Note	Adjusted
	Note G	Note H

Revenues	$-	$22,134	$-		$22,134
Cost of revenues	-	14,654	723	I	15,377
Gross Profit	-	7,480	(723)		6,757

Operating expenses:

Selling and marketing	-	2,387	-		2,387
General and administrative	949	469	450	I	1,868

Total operating expenses	949	2,856	450		4,255

(Loss) income from operations	(949)	4,624	(1,173)		2,502

Finance income, net	34	269	(34)	K	269

Income (loss) before income taxes	(915)	4,893	(1,207)		2,771

Income tax expense	-	1,260	(817)	J	443

Net (loss) income	$(915)	$3,633	$(390)		$2,328

Weighted average shares outstanding
Basic	2,937,744		21,645,130	L	24,582,874
Diluted	2,937,744		21,645,130	L	24,582,874
Earnings per share
Basic	$(0.31)				$0.09
Diluted	$(0.31)				$0.09

See footnotes to unaudited pro forma condensed combined financial statements

6

PRO FORMA ADJUSTMENTS

The following pro forma adjustments give effect to the merger:

Pro Forma Condensed Combined Balance Sheet — as of September 30, 2015

Note 1	Derived from the Cambridge unaudited consolidated financial statements as of September 30, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2015, included in the Proxy Statement/Prospectus.

Note 2	Derived from the Ability unaudited consolidated financial statements as of September 30, 2015, included in the Proxy Statement/Prospectus.

Pro forma adjustments:

Note 3	To record the conversion of “restricted cash and cash equivalents held in trust account” to “cash and cash equivalents”.

	Debit	Credit
Cash and cash equivalents	$81,311
Restricted cash and cash equivalents held in trust account		$81,311

Note 4	To record the reclassification of Cambridge’s 7,439,153 shares of “common stock, subject to possible conversion or tender” to additional paid in capital ($75,141).

	Debit	Credit
Common stock, subject to possible conversion or tender	$75,141
Additional paid-in capital		$75,141

Note 5	To record the payment of the outstanding accounts payable and accrued expenses of Cambridge, and the issuance of 35,000 units in exchange for the note payable to stockholder at a price of $10 per unit.

	Debit	Credit
Accounts payable and accrued expenses	$868
Note payable, stockholder	350
Cash and cash equivalents		$868
Additional paid in capital		350

Note 6	To record the merger expenses, including finders’ fees, advisory, legal, accounting and other expenses. Ability’s merger expenses included (i) cash expenses of $2,928, including value added taxes, as applicable and (ii) the fair value of 480,000 shares issued at closing of $4,848, for a total of $7,776. Cambridge merger and other expenses included cash expenses of $6,862. Cambridge’s merger expenses include a fee of $1,109 paid to FBR Capital Markets & Co. (“FBR”) in an amount equal to 3% of the aggregate sales price of shares of Cambridge purchased by new investors introduced by FBR to Cambridge that continue to hold such shares through the closing of the business combination (with a minimum fee of $1,000).

	Debit	Credit
Additional paid-in capital	$9,790
Cash and cash equivalents		$9,790

7

Pro Forma Condensed Combined Balance Sheet — as of September 30, 2015, continued

Pro forma adjustments, continued:

Note 7	To record (i) the issuance of 17,173,267 shares of Holdco ordinary shares (of which 1,173,267 are subject to a put back to the combined company), (ii) the payment of $18,150 in cash to the former shareholders of Ability, (iii) to record the obligation for 1,173,267 of such shares subject to put following the merger (valued at $10.10 per share) and (iv) to record the transfer of cash to restricted deposits to a restricted escrow account that will be used to fund the put upon exercise.

	Debit	Credit
Restricted deposits	$11,850
Additional paid-in capital	30,003
Cash and cash equivalents		$30,000
Liability with respect to put options		11,850
Ordinary shares		3

Note 8	To record the purchase of 16% of the shares in ASM for cash.

	Debit	Credit
Additional paid in capital	$900
Cash and cash equivalents		$900

Note 9	To eliminate the accumulated deficit of Cambridge, the accounting acquiree.

	Debit	Credit
Additional paid-in capital	$1,935
Retained (deficit) earnings		$1,935

Note 10	To record a dividend of $11,000 distributed to the former shareholders of Ability.

	Debit	Credit
Accumulated deficit	$11,000
Cash and cash equivalents		$11,000

Note 11	To record the recapitalization of the outstanding shares of Ability.

	Debit	Credit
Ordinary shares	$35
Additional paid-in capital		$35

Note 12	To record conversion of 2,136,751 shares at $10.10 per share.

	Debit	Credit
Additional paid-in capital	$21,581
Cash and cash equivalents		$21,581

8

Pro Forma Condensed Combined Statement of Operations — For the Nine Months Ended September 30, 2015

Note A	Derived from the Cambridge unaudited condensed consolidated financial statements for the nine months ended September 30, 2015, filed with the SEC on November 13, 2015, included in the Proxy Statement/Prospectus.

Note B	Derived from the Ability unaudited condensed consolidated financial statements for the nine months ended September 30, 2015, included in the Proxy Statement/Prospectus.

Pro forma adjustments:

Note C	To record the additional compensation to be paid to Ability’s shareholders and the new Chief Financial Officer.

Note D	To record the decrease in pro forma income tax expense of $290, using an effective income tax rate of 16%.

Note E	To record the decrease in pro forma finance income.

Note F	To record the pro forma effect of the merger on the weighted average shares outstanding as if the merger was consummated on January 1, 2015. As adjusted basic and fully diluted shares include 10,534,625 of Cambridge shares less 2,136,751 shares converted, 16,000,000 shares (net of 1,173,267 shares subject to put) issued to sellers, 150,000 shares issued to underwriters in lieu of the underwriters purchase option and 35,000 pro forma shares to be issued in exchange for notes payable — stockholder. Fully diluted shares does not include (a) 8,539,125 shares issuable upon the exercise of warrants, as those warrants were not “in the money” and therefore antidilutive, as of September 30, 2015, and (b) 3,600,000 shares issuable to former shareholders of Ability upon Ability earning certain net income targets in 2015 (had these shares been included, fully diluted shares would have been 30,319,625 shares).

Pro Forma Condensed Combined Statement of Operations — For the Year Ended December 31, 2014

Note G	Derived from Cambridge’s audited financial statements for the year ended December 31, 2014, filed with the SEC on March 3, 2015, included in the Proxy Statement/Prospectus.

Note H	Derived from Ability’s audited consolidated financial statements for the year ended December 31, 2014, included in the Proxy Statement/Prospectus.

Pro forma adjustments:

Note I	To record the additional compensation to be paid to Ability’s shareholders and the new Chief Financial Officer.

Note J	To record the decrease in pro forma income tax expense of $817, using an effective income tax rate of 16%.

Note K	To record the decrease in pro forma interest income.

Note L	To record the pro forma effect of the merger on the weighted average shares outstanding as if the merger was consummated on January 1, 2014. As adjusted basic and fully diluted shares include 10,534,625 of Cambridge shares less 2,136,751 shares converted, 16,000,000 shares (net of 1,173,267 shares subject to put) issued to sellers, 150,000 shares issued to underwriters in lieu of the underwriters purchase option and 17,000 pro forma shares to be issues in exchange for notes payable – stockholder. Fully diluted shares does not include (a) 8,539,125 shares issuable upon the exercise of warrants, as those warrants were not “in the money” and therefore antidilutive, as of December 31, 2014, and (b) 3,600,000 shares issuable to former shareholders of Ability upon Ability earning certain net income targets in 2015 (had these shares been included, fully diluted shares would have been 30,319,625 shares).

9